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                            TRUST COMPANY AGREEMENT

                                    between

                        PATRIOT PREMIUM DIVIDEND FUND II


                                      and

                      MANUFACTURERS HANOVER TRUST COMPANY

                         Dated as of December 21, 1989

                                  Relating to

                   DUTCH AUCTION RATE TRANSFERABLE SECURITIES

                     PREFERRED STOCK SERIES A AND SERIES B

                                       of

                        PATRIOT PREMIUM DIVIDEND FUND II

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


      TRUST COMPANY AGREEMENT dated as of December 21, 1989 between Patriot Premium Dividend Fund II, a Massachusetts Business Trust (the "Company"), and Manufacturers Hanover Trust Company, a New York corporation, acting through its Corporate Trust Department (the "Trust Company").

      The Company proposes to issue 598 shares of Dutch Auction Rate Transferable Securities Preferred Stock Series A (the "Series A DARTS") and 598 shares of Dutch Auction Rate Transferable Securities Preferred Stock Series B (the "Series B DARTS", and together with the Series A DARTS, the "DARTS") pursuant to its Agreement and Declaration of Trust and its By-Laws. The Company desires that the Trust Company perform certain duties in connection with the DARTS upon the terms and conditions of this Agreement, and hereby appoints the Trust Company to act in the capacities set forth in this Agreement.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Trust Company agree as follows:

1.    Definitions and Rules of Construction.
      -------------------------------------

      1.1 Terms Defined by Reference to Restated Agreement and Declaration of Trust and the By-Laws.
            ---------------------

      Capitalized terms not defined herein shall have the respective meanings specified in the Declaration of Trust and the By-Laws.

      1.2   Terms Defined Herein.
            --------------------

      As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Agent Member" of any Person shall mean a member of, or participant in, the Securities Depository that will act on behalf of a Person and is identified as such in such Person's Purchaser's Letter.

                  (b) "Auction" shall mean each periodic operation of the Auction Procedures that are set forth in Section 6.9 of Article VI of the By-Laws.

                  (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Section 6.9 of Article VI of the By-Laws.

                  (d)    "Authorized  officer"  shall   mean  each  Senior  Vice
      President, Vice President, Assistant Vice President, Assistant Manager and Trust Officer of the Trust Company assigned to its Corporate Trust Department and every other officer or employee of the Trust Company designated as an "Authorized officer" for purposes hereof in a communication to the Company.

                  (e) "Broker-Dealer Agreement" shall mean each agreement between the Trust Company and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

                  (f) "By-Laws" shall mean the By-Laws of the Company, as adopted by the Company's Board of Trustees on November 6, 1989, and as amended on December 14, 1989, a copy of which is attached hereto as Exhibit B, as the same may be further amended from time to time.

                  (g) "Company officer" shall mean the Chairman of the Board of Directors, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Company and every other officer or employee of the Company designated as a "Company Officer" for purposes hereof in a notice to the Trust Company.

                  (h)    DARTS  shall  mean  the Series A DARTS and the Series B
      DARTS.

                  (i)    "Declaration of Trust"  shall  mean  the  Agreement and
      Declaration of Trust of the Company, as filed by the Company on September 26, 1989 in the office of the Secretary of the Commonwealth of Massachusetts as amended on December 14, 1989 and filed in the office of the Secretary of the Commonwealth of Massachusetts on December 14, 1989, a copy of which is attached hereto as Exhibit C.

                  (j) "Fiscal Year-End Dividend Period" with respect to each series of the DARTS shall mean the Dividend Period for which the Dividend Payment Date is the first Dividend Payment Date for such series occurring in the fiscal year following the fiscal year in respect of which the Company is obligated to pay Additional Dividends to the Holders.

                  (k) "Purchaser's Letter" shall mean a master purchaser's letter substantially in the form attached hereto as Exhibit D.

                  (l) "Series A DARTS" shall mean the Dutch Auction Rate Transferable Securities Preferred Stock Series A, liquidation preference $100,000 per share, to be issued by the Company.

                  (m) "Series B DARTS" shall mean the Dutch Auction Rate Transferable Securities Preferred Stock Series B, liquidation preference $100,000 per share, to be issued by the Company.

                  (n)    "Settlement  Procedures"   shall  mean  the  Settlement
      Procedures attached hereto as Exhibit E.

      1.3   Rules of Construction.
            ---------------------

      Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a)    Words importing the singular number shallinclude    the
      plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of-any provision of this Agreement.

                  (c) The words "hereof", "herein", "hereto" and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

2.    The Auction.
      -----------

      2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.
            ---------------------

                  (a) The By-Laws provide that the Applicable Rate on the shares of each series of the DARTS for each Dividend Period after the initial Dividend Period for such series shall, except under certain circumstances, be the rate per annum that a bank or trust company appointed by the Company advises results from the implementation of the Auction Procedures for such series of the DARTS. The Board of Directors of the Company has adopted a resolution appointing Manufacturers Hanover Trust Company as Trust Company for purposes of implementing the Auction Procedures for each series of the DARTS. The Trust Company accepts such appointment and agrees to follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for the DARTS. Separate Auctions will be conducted with respect to each series of the DARTS.

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

      2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.
            ------

                  (a) Not later than the Date of original Issue, the Company will provide the Trust Company with a list of the Broker-Dealers and a manually signed copy of each Broker-Dealer Agreement. Not later than seven days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Company will notify the Trust Company in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, shall cause to be delivered to the Trust Company for execution by the Trust Company a Broker-Dealer Agreement manually signed by such Broker-Dealer. The Trust Company shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                  (b) In the event that the Auction Date for any Auction shall be changed after the Trust Company has given the notice pursuant to clause (vii) of paragraph (a) of the Settlement Procedures, the Trust

      Company, by such means as the Trust Company deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 A.M. on the new Auction Date and 9:15 A.M. on the old Auction Date.

                  (c) (i) If the number of Dividend Period Days for both series of DARTS is adjusted as provided in Section 6.4 (b) (i) of Article VI of the By-Laws, not later than 21 days prior to the first day of the first Dividend Period for such series of the DARTS for which such change is first to be effective, the Company shall provide the Trust Company with a form of notice of such change to be sent to Existing Holders by Broker-Dealers pursuant to Section 2.4(c) of the Broker-Dealer Agreements. The Trust Company shall provide each Broker-Dealer with such form of notice not later than five days after receipt thereof from the Company.

                  (ii) If (a) there is any change in the credit rating of either series of the DARTS referred to in the definition of the Maximum Applicable Rate by either rating agency (or any substitute or successor rating agency) that results in any change in the Prevailing Rating for either series of DARTS after the date of this Agreement or (b) if the most recent Auction for either series of DARTS resulted in an Applicable Rate equal to or higher than the percentage of the 60-day "AA" Composite Commercial Paper Rate specified in column I or column II of the table in the definition of Maximum Applicable Rate, the Company shall notify the Trust Company in writing of such change in the Prevailing Rating or that the Applicable Rate exceeded such percentage and, in each case, shall notify the Trust Company of the corresponding percentage (the "Applicable Percentage") to be used by the Trust Company to calculate the Maximum Applicable Rate prior to 9:00 a.m. on the Auction Date for such series of DARTS. The Applicable Percentage in effect on the date of this Agreement for the Series A DARTS and the Series B DARTS is 110%. The Trust Company shall be entitled to rely on the last Applicable Percentage of which it has received notice from the Company (or, in the absence of such notice, the Applicable Percentage set forth in the preceding sentence) in determining the Maximum Applicable Rate as set forth in Section 2.2(d) (i) hereof.

                  (d) (i) On each Auction Date for either series of the DARTS, the Trust Company shall determine the 60-day "AA" Composite Commercial Paper Rate, the Minimum Applicable Rate and the Maximum Applicable Rate. If the 60-day "AA" Composite Commercial Paper Rate is not quoted on an interest basis, the Trust Company shall convert the quoted rate to its interest equivalent thereof as set forth in Section 6.2(eee) of Article VI of the By-Laws if the rate obtained by the Trust Company is quoted on a discount basis or, if the rate obtained by the Trust Company is quoted on another basis, the Trust Company shall convert such quoted rate to its interest equivalent after consultation with the Company as to the method of such conversion. Not later than 9:30 A.M. on each Auction Date for either series of the DARTS, the Trust Company shall notify the Company and the Broker-Dealers of the 60-day "AA" Composite Commercial Paper Rate and the Maximum Applicable Rate so determined.

                  (ii) If the 60-day "AA" Composite Commercial Paper Rate is to be based on rates supplied by the Commercial Paper Dealers, and one or more of the Commercial Paper Dealers shall fail to provide a quotation or quotations for the determination of the 60-day "AA" Composite Commercial Paper Rate, the Trust Company shall immediately notify the Company so that the Company can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by such Commercial Paper Dealer or Commercial Paper Dealers. The Company shall promptly advise the Trust Company of any such selection.

                  (e) (i) The Trust Company shall maintain a registry of the beneficial owners of the shares of each series of the DARTS, who shall constitute Existing Holders of shares of such series for purposes of Auctions, and shall indicate therein the identity of each Existing Holder, if any, on whose behalf each Broker-Dealer submitted the most recent Order in any Auction that resulted in such Existing Holder continuing to hold or purchasing shares of such series of the DARTS. The Trust Company shall keep such registry current and accurate. The Company shall provide or cause the Broker-Dealers to provide on its behalf to the Trust Company on the Date of Original Issue a list of the initial Existing Holders of the shares of each series of the DARTS and the respective Broker-Dealer of each such Existing Holder through which such Existing Holder purchased such shares of each series of the DARTS. The Trust Company may rely upon, as evidence of the identities of the Existing Holders, such list, the results of Auctions and notices from the Broker-Dealer of each such Existing Holder with respect to such Existing Holder's transfer of shares of such series of the DARTS to another Person. Except as permitted by Sections 2.2(f), 2.7 and 4.7 hereof, the Trust Company shall not disclose this information to any other Person.

                  (ii) In the event of any partial redemption of shares of either series of the DARTS, the Trust Company shall, at least two Business Days prior to the next Auction for shares of such series, request the Agent Member of each Existing Holder of shares of such series to disclose to the Trust Company (upon selection by such Agent Member of the Existing Holders whose shares are to be redeemed) the number of shares of DARTS of such series, if any, of each such Existing Holder, if any, which are subject to such redemption, provided that the Trust Company has been furnished, at least three Business Days prior to such Auction, with the name and telephone number of a person or department at such Agent Member from which it shall request such information. Upon the refusal of the Agent Member to release such information, the Trust Company shall deliver to such Agent Member a facsimile copy of such Existing Holder's Purchaser's Letter, which authorizes and instructs such Agent Member to release such information to the Trust Company. In the absence of receiving any such information with respect to an Existing Holder, the Trust Company may continue to treat such Existing Holder as the beneficial owner of the number of shares of such series of the DARTS shown in the Trust Company's registry.

                  (iii)    The  Trust Company shall be  required  to  register a
transfer of shares of the DARTS from an Existing Holder to another Person only if such transfer is made to a Person that has delivered or caused to be delivered a signed Purchaser's Letter to the Trust Company and if (A) such transfer is pursuant to an Auction or (B) the Trust Company has been notified in writing (I) in a notice substantially in the form of Exhibit E to the Broker-Dealer Agreements, by an Existing Holder or the Broker-Dealer or the Agent
Member of such Existing Holder of such transfer or (II) in a notice substantially in the form of Exhibit G to the Broker-Dealer Agreements, by the Broker-Dealer of any Person that purchased or sold such shares of the DARTS in an Auction of the failure of such shares of the DARTS to be transferred as a result of such Auction. The Trust Company is not required to accept any such notice for an Auction unless it is received by the Trust Company by 3:00 P.M. on the Business Day preceding such Auction Date.

                  (f) The Trust Company may request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Trust Company with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of either series of the DARTS. The Trust Company shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders to any Person other than the Company and the Broker-Dealer that provided such information.

                  (g) The Trust Company is not required to accept the Purchaser's Letter of any Potential Holder who wishes to submit a Bid for the first time in an Auction or of any Potential Holder or Existing Holder who wishes to amend its Purchaser's Letter intending that such amendment is to take effect with respect to an Auction unless such Purchaser's Letter or such amendment is received by the Trust Company by 3:00 P.M. on the Business Day preceding such Auction Date.

      2.3   Auction Schedule.
            ----------------

      The Trust Company shall conduct Auctions for each series of the DARTS in accordance with the schedule set forth below. Such schedule may be changed by the Trust Company with the consent of the Company, which consent shall not be unreasonably withheld. The Trust Company shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

   Time on Auction Date                                Event
   --------------------                                -----

Between 9:30 A.M.                      Trust Company  advises  the  Company  and
                                       Broker-Dealers  of 60-day "AA"  Composite
                                       Commercial   Paper   Rate,   the  Minimum
                                       Applicable  Rate and  Maximum  Applicable
                                       Rate as set forth in Section 2.2(d)(i) hereof.

Between 9:30 A.M. and                  Trust Company assembles information
12:30 P.M.                             communicated  to it by Broker-Dealers as
                                       provided in Section  6.9(c) of Article VI
                                       of the  By-Laws.  Submission  Deadline is
                                       1:00  P.M.  or  such  other  time  on any
                                       Auction   Date  as  the   Trust   Company
                                       specifies.

Not earlier than 12:30 P.M.            Trust Company makes determinations
                                       pursuant to Section  6.9(d)(i) of Article
                                       VI of the By-Laws.

By approximately 3:00 P.M.             Trust Company advises Company of results
                                       of Auction as provided in Section 6.9 (d)
                                       (ii) of Article VI of the By-Laws.

                                       Submitted  Bids and Submitted Sell Orders
                                       are  accepted  and rejected and shares of
                                       the  DARTS   allocated   as  provided  in
                                       Section  6.9(e)  of  Article  VI  of  the
                                       By-Laws.

                                       Trust Company gives notice of Auction results as set forth in the Settlement Procedures.

      2.4   Notice of Auction Results.
            -------------------------

      The Trust Company shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

      2.5   Broker-Dealers.
            --------------

                  (a) Not later than 12:00 noon on each Dividend Payment Date for either series of the DARTS, the Company shall pay to the Trust Company an amount in cash equal to the product of (i) a fraction, the numerator of which is the number of days in the Dividend Period beginning on the relevant Dividend Payment Date (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360 times (ii) 1/4 of 1% times (iii) $100,000 times (iv) the aggregate number of shares of such series of the DARTS then outstanding. The Trust Company shall advise the Company of the amount referred to in the preceding sentence in respect of such Auction not later than 4:00 P.M. on the Business Day preceding such Dividend Payment Date. The Trust Company shall apply such monies as set forth in Section 2.5 of the Broker-Dealer Agreements. To the extent that any such moneys are not payable to a Broker-Dealer because Sufficient Clearing Bids did not exist in the relevant Auction and shares of the DARTS therefore continued to be held despite being subject to a Submitted Sell Order, the Trust Company shall repay such money to the Company.

                  (b) The Company shall obtain the consent of the Trust Company prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld.

                  (c) The Trust Company shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Company.

                  (d) Subject to Section 2.5(b) hereof, the Trust Company shall from time to time enter into such Broker-Dealer Agreements as the Company shall request.

                  (e)    The  Trust Company shall maintain  a  list  of  Broker-
      Dealers.

      2.6 Ownership of Shares of the DARTS and Submission of Bids by the Company and Affiliates.
            ----------------------

      The Company shall notify the Trust Company if the Company or any affiliate (as such term is defined under the Investment Company Act of 1940) of the Company acquires any shares of the DARTS. Neither the Company nor any affiliate of the Company shall submit any order in any Auction. The Trust Company shall have no duty or liability with respect to the enforcement of this Section 2.6.

      2.7   Access to and Maintenance of Auction Records.
            --------------------------------------------

      The Trust Company, upon the written request of the Company, shall afford to the Company and its agents, independent public accountants and legal counsel access at reasonable times during normal business hours to all books, records, documents and other information concerning the conduct and results of Auctions. For purposes of the preceding sentence, the parties hereto acknowledge that Broker-Dealers shall not be deemed agents of the Company. The Trust Company shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by the Company to maintain such records for a longer period not in excess of six years, then for such longer period), and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Trust Company hereunder.

3.    The Trust Company as Paying Agent.
      ---------------------------------

      3.1   Company to Provide for Dividends and Redemptions.
            ------------------------------------------------

                  (a)    Not   later   than  12:00  noon  on  the  Business  Day
      immediately preceding each Dividend Payment Date with respect to which dividends (or Additional Dividends with respect to the Fiscal Year-End Dividend Period) on the shares of the DARTS have been declared, the Company shall deposit or cause to be deposited with the Trust Company sufficient funds (available on such Dividend Payment Date in New York
      City) for the payment of such dividends or Additional Dividends; provided, however, that the Company shall not be required to make any deposit with the Trust company in respect of Additional Dividends other than Additional Dividends payable with respect to the Fiscal Year-End Dividend Period. The Company shall give the Trust Company irrevocable instructions to apply such funds deposited with the Trust Company and, if applicable, the income and proceeds therefrom, to the payment of such dividends or Additional Dividends on such Dividend Payment Date. The Company may direct the Trust Company to invest any available funds in Short-Term Money Market Instruments; provided that the proceeds of any such investments will be available in New York City at the opening of business on such Dividend Payment Date.

                  (b) If the Company shall give a Notice of Redemption, then, not later than 12:00 noon of the Business Day immediately preceding the date fixed for redemption, the Company shall deposit with the Trust Company sufficient funds (available on such redemption date in New York
      City) to redeem the shares of DARTS called for redemption in such Notice of Redemption and shall give the Trust Company irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price for such shares of the DARTS upon surrender of the certificate or certificates therefor. The Company may direct the Trust Company to invest any available funds in Short-Term Money Market Instruments; provided that the proceeds of any such investments will be available in New York City at the opening of business on the redemption date.

                  (c) The Trust Company shall not be liable or responsible for any loss, in whole or in part, incurred or resulting from any investments made pursuant to paragraph (a) or (b) of this Section 3.1, such investments being solely for the account of and at the risk of the Company. The Trust Company shall also not be liable to the extent that investments made by the Trust Company at the direction of the Company pursuant to clause (a) or (b) of this Section 3.1 do not constitute Short-Term Money Market Instruments.

                  (d) If pursuant to paragraph (a) or (b) of this Section 3.1 the Company directs the Trust Company to invest in Short-Term Money Market Instruments and the Trust Company receives income on such investments, then the Trust Company shall (to the extent that such income is not required to pay dividends, Additional Dividends or the redemption price of shares to be redeemed, as the case may be), upon the request of the Company, transmit such income to the Company.

      3.2   Disbursing Dividend and Redemption Price.
            ----------------------------------------

      Subject to receipt of the requisite funds and instructions by the Company as provided in Section 3.1 hereof, the Trust Company shall pay to the Holders of shares of each series of the DARTS (i) on each Dividend Payment Date for such series of the DARTS, dividends and, if applicable, Additional Dividends (to the extent that the company has deposited with the Trust Company, pursuant to
Section 3.1(a) hereof, funds for the payment thereof) on such series of the shares of the DARTS, and (ii) on any date fixed for redemption of shares of such series of the DARTS, the redemption price for any shares of such series of the DARTS called for redemption upon presentation and surrender of the certificate or certificates evidencing shares of such series of the DARTS held by such Holders and called for redemption. The amount of dividends for any Dividend Period or portion thereof to be paid by the Trust Company to the Holders will be determined by the Company' as set forth in Section 6.4(c) of Article VI of the By-Laws.

      The amount of Additional Dividends payable for any Fiscal Year-End Dividend Period for any taxable year to be paid by the Trust Company to the Holders will be determined by the Company as set forth in Sections 6.4(d) (iii) and (iv) of Article VI of the By-Laws. The redemption price to be paid by the Trust Company to the Holders will be determined by the Company as set forth in Sections 6.6(a) and 6.6(b) of Article VI of the By-Laws. The Company shall deliver to the Trust Company any Notice of Redemption required by Section 6.6(c)(ii) of Article VI of the By-Laws when mailed to the Holders of the shares to be redeemed. Such notice shall contain the information required by such
Section 6.6(c) (ii) to be stated in the Notice of Redemption. The Trust Company shall have no duty to determine the redemption price and may rely on the amount thereof set forth in such notice.

      3.3   Certificates of Eligible Asset Coverage and Dividend Coverage
            -------------------------------------------------------------

                  (a) (i) The Company shall, no later than the close of business on the second Business Day immediately following each Eligible Asset Evaluation Date, deliver to the Trust Company a fully completed Certificate of Eligible Asset Coverage, substantially in the form of Exhibit F hereto (a "Certificate of Eligible Asset Coverage"), dated as of such Eligible Asset Evaluation Date.

                  (ii) The Company shall, no later than the close of business on the second Business Day immediately following each Dividend Coverage

Evaluation Date, deliver to the Trust Company a fully completed Certificate of Dividend Coverage, substantially in the form of Exhibit G hereto (a "Certificate of Dividend Coverage"), dated as of such Dividend Coverage Evaluation Date.

                  (b) If Item 9 of the Certificate of Eligible Asset Coverage indicates that the Eligible Asset Coverage was not met as of any Eligible Asset Evaluation Date, or if the Certificate of Eligible Asset Coverage is not delivered when required, then the Company, no later than the close of business on the second Business Day following the Eligible Asset Cure Date related to such Eligible Asset Evaluation Date, shall deliver to the Trust Company a Certificate of Eligible Asset Coverage, dated as of such Eligible Asset Cure Date, indicating that the Eligible Asset Coverage was met as of such Eligible Asset Cure Date.

                  (c) If Item 2.F of the Certificate of Dividend coverage indicates that the Dividend Coverage was not met as of any Dividend Coverage Evaluation Date, or if the Certificate of Dividend Coverage is not delivered when required, then the Company, no later than the close of business on the second Business Day following the Dividend Coverage Cure Date with respect to such Dividend Coverage Evaluation Date, shall deliver to the Trust Company a Certificate of Dividend Coverage, dated as of such Dividend Coverage Cure Date, indicating that the Dividend Coverage is met as of such Dividend Coverage Cure Date.

      3.4   Accountants' Certificates.
            -------------------------

                  (a) With respect to the Certificate of Eligible Asset Coverage relating to the Eligible Asset Evaluation Date on the Date of original Issue and, thereafter, with respect to the Certificate of
      Eligible Asset Coverage relating to every succeeding seventh Evaluation Date (or, if the Eligible Asset Coverage is not met as of any such Eligible Asset Evaluation Date, the Eligible Asset Cure Date with respect to any such Eligible Asset Evaluation Date), the Company shall cause the Independent Accountants to deliver an Accountants' Certificate, substantially in the form of Exhibit H hereto, to the Trust Company no later than the close of business on the sixth Business Day following each such Eligible Asset Evaluation Date (such sixth Business Day being referred to herein as the "Confirmation Date").

                  (b) With respect to the Certificate of Dividend Coverage relating to any Dividend Coverage Cure Date, the Company shall cause the Independent Accountants to deliver an Accountants' Certificate, substantially in the form of Exhibit I hereto, to the Trust Company no later than the close of business on the second Business Day following such Dividend Coverage Cure Date.

                  (c) With respect to the Certificate of 1940 Act Asset Coverage relating to any 1940 Act Cure Date, the Company shall cause the Independent Accountants to deliver an Accountants' Certificate, substantially in the form of Exhibit J hereto, to the Trust Company no later than the close of business on such 1940 Act Cure Date.

                  (d) If an Accountants' Certificate is not delivered to the Trust Company by the close of business on any Confirmation Date confirming that the Eligible Asset Coverage was met as of the related Eligible Asset Evaluation Date or Eligible Asset Cure Date, as the case may be, then the Company, no later than the close of business on the fourth Business Day following such Confirmation Date, shall deliver to the Trust Company a Certificate of Eligible Asset Coverage, dated as of the second Business Day following such Confirmation Date, indicating that the Eligible Asset Coverage was met as of such second Business Day, together with, if so required by the Amended and Restated By-Laws, an Accountants' Certificate confirming such Certificate of Eligible Asset Cure Asset Coverage.

      3.5   Notice of Special Meeting of Holders of the DARTS of the Company.
            ----------------------------------------------------------------

                  (a) If an event described in Section 6.7 of Article VI of the By-Laws occurs, then the Trust Company shall, upon receipt from the Company of a notice of a special meeting of the holders of shares of the DARTS (a "Special Meeting") in substantially the form set forth in Exhibit K hereto with appropriate insertions (the "Notice"), mail such notice to all Holders of shares of the DARTS who were Holders of record at the close of business on the fifth Business Day preceding the date of mailing of the Notice (the "Record Date"). The Trust Company shall insert the Record Date, the date of the Special Meeting and the time of day of such meeting, as specified by the Company, in the Notice.

                  (b) If at any time after the Trust Company shall have mailed the Notice but before the Special Meeting shall have been held, all accumulated and unpaid dividends (including Additional Dividends, if any) on all then-outstanding shares of the Series A DARTS and the Series B DARTS including the accumulated and unpaid dividends for the current Dividend Period for the DARTS, of either series, shall have been paid or declared and a sum sufficient for the payment of such dividends deposited with the Trust Company, the Trust Company shall, upon receipt from the Company of a notice of cancellation of such Special Meeting in substantially the form set forth in Exhibit L hereto, mail such notice as soon as practicable to all Holders of shares of the DARTS who were Holders of record at the close of business on the fifth Business Day preceding the date the Notice was mailed.

                  (c) The Company shall provide a temporary chairman for any Special Meeting. The Trust Company shall have no obligations in connection with such meeting, except with respect to the mailing of the Notice pursuant to this Agreement.

      3.6   Dividends on Common Stock; Notice to Holders.
            --------------------------------------------

      So long as any shares of the DARTS are outstanding, the Company shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Stock or any other stock of the Company ranking junior to the shares of the DARTS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other stock of the Company ranking junior to the shares of the DARTS as to dividends or upon liquidation, unless, in each case, the Company has prior to such transaction provided the Trust Company with a certificate, substantially in the form of Exhibit M hereto.

4.    The Trust Company as Transfer Agent and Registrar.
      -------------------------------------------------

      4.1   Original Issue of Stock Certificates.
            ------------------------------------

      With respect to each series of the DARTS, on the Date of Original Issue, one certificate representing all of the shares of the Series A DARTS and one certificate representing all of the shares of the Series B DARTS shall be issued by the Company and, at the request of the Company, registered in the name of Cede & Co. and countersigned by the Trust Company.

      4.2   Registration of Transfer or Exchange of Shares.
            ----------------------------------------------

      Except as otherwise provided in this Section 4.2, shares of the DARTS shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Company shall not have selected a substitute Securities Depository acceptable to the Trust Company prior to such resignation, then upon such resignation, the shares of each series of the DARTS shall be registered for transfer or exchange, and new certificates shall be issued, in the name or names of the designated transferee or transferees, upon surrender of the old certificates in form deemed by the Trust Company properly endorsed for transfer with all necessary endorsers' signatures guaranteed, in such manner and form as the Trust Company may require, by a guarantor reasonably believed by the Trust Company to be responsible, accompanied by such assurances as the Trust Company shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

      4.3   Removal of Legend.
            -----------------

      All requests for removal of legends on certificates representing shares of the DARTS indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and the shares represented by such certificate may be freely transferred. Such opinion shall be delivered under cover of a letter from a Company Officer authorizing the Trust Company to remove the legend on the basis of said opinion.

      4.4   Lost Stock Certificates.
            -----------------------

      The Trust company shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Company and the Trust Company, subject at all times to provisions of law, the By-Laws of the Company governing such matters and resolutions adopted by the Board of Directors of the Company with respect to such matters. The Trust Company may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Company to the Trust Company to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Company to the Trust Company that such issuance will comply with such provisions of law and By-Laws and resolutions of the Board of Directors of the Company.

      4.5   Disposition of Cancelled Certificates; Record Retention.
            -------------------------------------------------------

      In accordance with applicable rules and regulations of the Securities and Exchange Commission, the Trust Company shall retain stock certificates which have been cancelled in transfer or in exchange and the accompanying documentation for two calendar years. Upon the expiration of the two-year period, the Trust Company shall deliver to the Company such cancelled certificates and the accompanying documentation. The Company shall, at its expense, retain such records for a minimum additional period of four calendar years from the date of delivery of the records to the Company and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. The Company shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter, such records shall not be destroyed by the Company without concurrence of the Trust Company but shall be safely stored for possible future reference.

      4.6   Stock Books.
            -----------

      For so long as the Trust Company is acting as transfer agent for either series of the DARTS, the Trust Company shall maintain the Stock Books listing the Holders of the shares of the Series A DARTS and the Series B DARTS, the number of shares of Series A DARTS and the Series B DARTS held by each Holder and the address of each Holder. In case of any request or demand for the inspection of the Stock Books of the Company or any other books in the possession of the Trust Company, the Trust Company shall notify the Company and secure instructions as to permitting or refusing such inspection. The Trust Company reserves the right, however, to exhibit the Stock Books or other books to any Person if it is advised by its counsel that its failure to do so would be unlawful.

      4.7   List of Holders.
            ---------------

      If the Company is obligated to pay Additional Dividends in respect of any dividends paid to the Holders, other than Additional Dividends payable with respect to the Fiscal Year-End Dividend Period, the Trust Company shall, within 10 days of its receipt from the Company of a notice of its intent to pay Additional Dividends in substantially the form set forth in Exhibit N hereto with appropriate insertions and signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, furnish the Company with a list of the Existing Holders as of the record date for the corresponding Dividend Payment Date for each Dividend Period specified in such certificate.

      4.8   Return of Funds.
            ---------------

      Any funds deposited with the Trust Company hereunder .by the Company for any reason, including but not limited to redemption of shares of the DARTS, that remain unpaid after two years shall be repaid to the Company upon written request of the Company.

5.    Representations and Warranties of the Company.
      ---------------------------------------------

      The Company represents and warrants to the Trust Company that:

                  (a) the Company has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Massachusetts and has full power to execute and deliver this Agreement and to authorize, create and issue the shares of the DARTS, and the shares of the DARTS have been duly authorized, validly issued and are fully paid and non-assessable;

                  (b) this Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trust Company, constitutes the legal, valid, binding and enforceable obligation of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equitable principles;

                  (c) the form of the certificates evidencing the shares of the Series A DARTS and the Series B DARTS complies with all applicable laws of the State of Massachusetts;

                  (d) the shares of the DARTS have been duly registered under the Securities Act of 1933, as amended, and no action by or before any governmental body or authority of the United States. or of any state thereof is required in connection with the execution and delivery of this Agreement or the issuance of the shares of the DARTS, except as required by applicable state securities laws;

                  (e) the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the issuance and delivery of the shares of the DARTS do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Declaration of Trust or the By-Laws of the Company, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound; and

                  (f) no taxes are payable upon or in respect of the execution of this Agreement or the issuance of the shares of the DARTS.

6.    The Trust Company.
      ----------------

      6.1   Duties and Responsibilities.
            ---------------------------

                  (a) The Trust Company is acting solely as agent of the Company hereunder and owes no fiduciary duty to any other Person by reason of this Agreement.

                  (b) The Trust Company undertakes to perform such duties and only such duties as are specifically set forth in his Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trust Company.

                  (c) The Trust Company shall have no duty or responsibility to verify or determine the accuracy of any document delivered to it in accordance with the terms hereunder. The Trust Company shall have no duty or responsibility to enforce the obligations of the Company to provide the Trust Company with any notice or document.

                  (d) In the absence of bad faith or negligence on its part, the Trust Company shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Trust Company shall not be liable for any error of judgment made in good faith unless the Trust Company shall have been negligent in ascertaining the pertinent facts.

      6.2   Rights of the Trust Company.
            ---------------------------

                  (a) The Trust Company may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Trust Company shall not be liable for acting upon any telephone communication authorized hereby which the Trust Company believes in good faith to have been given by the Company or by a Broker-Dealer. The Trust Company may record by tape or otherwise telephone communications with the Company or any of the Broker-Dealers or both.

                  (b) The Trust Company may consult with counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trust Company shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Trust Company may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

      6.3   Trust Company's Disclaimer.
            --------------------------

      The Trust Company makes no representation as to the correctness of the recitals in or the validity or adequacy of this Agreement, the Broker-Dealer Agreements or the shares of the DARTS.

      6.4   Compensation Expenses and Indemnification.
            -----------------------------------------

                  (a) The Company shall pay the Trust Company from time to time reasonable compensation for all services rendered by it hereunder and under the Broker-Dealer Agreements.

                  (b)    The Company shall reimburse  the Trust Company upon its
      request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trust Company in accordance with any provision hereof or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its negligence or bad faith.

                  (c) The Company shall indemnify the Trust Company against, and hold it harmless from, any loss, liability or expense, incurred without negligence or bad faith on its part, arising out of or in connection with its agency hereunder or under the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder for which it is entitled to indemnification hereunder or thereunder.

7.    Miscellaneous.
      -------------

      7.1   Term of Agreement.
            -----------------

                  (a) The term of this Agreement shall continue indefinitely until this Agreement shall be terminated as provided in this Section 7.1. The Company may terminate this Agreement at any time by so notifying the Trust Company; provided that the Company has entered into an agreement in substantially the form of this Agreement with a successor Trust Company or no shares of the DARTS remain outstanding. The Trust Company may terminate this Agreement upon notice to the Company on the date specified in such notice which date shall be no earlier than the 98th day after the delivery of such notice.

                  (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Company and the Trust Company under this Agreement shall cease upon termination of this Agreement. The Company's representations, warranties, covenants and obligations to the Trust Company under Sections 5 and 6.4 hereof shall survive the termination hereof. Upon termination of this Agreement, the duties of the Trust Company under each of the Broker-Dealer Agreements shall cease and at the Company's request, the Trust Company shall promptly deliver to the Company copies of all books and records maintained by it in connection with its duties hereunder.

      7.2   Communications.
            --------------

      Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such person addressed to it, at its address or telecopier number set forth below:



 If to the Company,                   Patriot Premium Dividend
  addressed:                             Fund II
                                      211 Congress Street
                                      Boston, Massachusetts  02110

                                      Attention:  Mary Lomasney
                                      Telecopier No.: 617-426-6230
                                      Telephone No.: 617-426-3310

If to the Trust                       Manufacturers Hanover Trust
  Company, addressed:                    Company
                                      Corporate Trust Department
                                      40 Wall Street
                                      20th Floor
                                      New York, New York 10015
                                      Attention: Corporate Trust
                                      Department

                                      Telecopier No.: 212-742-1790
                                      Telephone No.:  212-623-5601
with a copy, except                   Manufacturers Hanover Trust
  communications in                      Company
  connection with                     450 West 33rd Street, 15th Floor
  Auctions, to:                       New York, New York 10020
                                      Attention: Agency
                                        Administration

                                      Telecopier No.: 212-765-2549

                                      Telephone No.:  212-957-1740

or to such other address, telephone or telecopier number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Company by a Company Officer and on behalf of the Trust Company by an Authorized officer.

      7.3   Entire Agreement.
            ----------------

      This Agreement contains the entire agreement between the parties relating to the subject matter hereof and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Trust Company.

      7.4   Benefits.
            --------

      Nothing herein, express or implied, shall give to any Person, other than the Company, the Trust Company and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

      7.5   Amendment; Waiver.
            -----------------

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by the parties hereto. The Company shall notify the Trust Company of any change in the Declaration of Trust or the By-Laws prior to the effective date of any such change; provided, however, that any change in the By-Laws that would have a material effect on the Trust Company's duties under the Auction Procedures must be approved by the Trust Company, which approval shall not be unreasonably withheld.

                  (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      7.6   Successors and Assigns.
            ----------------------

      This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Company and the Trust Company.

      7.7   Severability.
            ------------

      If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

      7.8   Execution in Counterparts.
            -------------------------

      This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      7.9   Governing Law.
            -------------

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                               PATRIOT PREMIUM.DIVIDEND FUND II




                               By: /s/ Walter M. Cabot, Jr.
                                   _________________________________________
                                   Name: Walter M. Cabot, Jr.
                                   Title: President


                               MANUFACTURERS HANOVER TRUST COMPANY


                               By:  _________________________________________
                                     Name
                                     Title: